UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2006

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via De Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective April 10, 2006, Rural/Metro Corporation the “Company” entered into an employment agreement with Brian Allery, Vice President of Risk, Insurance, Safety, National Purchasing and Real Estate. The agreement provides for an annual review of the employee’s base salary, and provides that the base salary may not be reduced by more than 10% unless such reduction is part of an across the board reduction. The agreement continues until terminated by one of the parties or by mutual agreement, and expires automatically upon the employee’s death or disability. The employee continues to be eligible for incentive compensation pursuant to the Company’s Management Incentive Program. If the Company terminates the employment agreement without cause or on the basis of the employee’s disability, the employee will receive the then effective base salary and healthcare benefits provided by the employment agreement for a period of 24 months (12 months in the event of disability). If the employee resigns or retires, or if the Company terminates the employment agreement for cause, severance benefits are not payable. The agreement restricts the employee from competing against the Company after termination for a period of two years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: April 13, 2006	By:	/s/ Michael S. Zarriello
Michael S. Zarriello
Senior Vice President and Chief Financial Officer

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